UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2026

DIGIMARC CORPORATION
(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8500 SW Creekside Place, Beaverton Oregon 97008
(Address of principal executive offices) (Zip Code)

(503) 469-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Digimarc Corporation (the “Company”) is pursuing the formation of a holding company structure. The Company’s Board of Directors (the “Board”) has determined to recommend a holding company structure to the Company’s shareholders for vote at the 2026 Annual Shareholders Meeting. As part of this recommendation, the Board adopted an Agreement and Plan of Reorganization (the “Agreement and Plan of Reorganization”), including an Agreement and Plan of Merger (the “Agreement and Plan of Merger” and, together with the Agreement and Plan of Reorganization, the “Reorganization Agreement”), among the Company, Deschutes Parent, Inc. (“Holdings”), a wholly owned subsidiary of the Company, and Deschutes Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Holdings. Holdings and Merger Sub were formed to effect the holding company reorganization and have no operations. The Company entered into the Reorganization Agreement on March 12, 2026.

The Reorganization Agreement provides that, upon satisfaction of the conditions in the Reorganization Agreement, Merger Sub will be merged into the Company (the “Merger”), with the Company surviving the Merger, and each outstanding share of Company common stock will be converted into one share of Holdings common stock, so that the holders of Company common stock would become holders of Holdings common stock and the Company would become a wholly owned subsidiary of Holdings. The Merger would be followed immediately by a conversion of the Company into an Oregon limited liability company (all such transactions collectively, the “Reorganization”).

Effectiveness of the Reorganization is subject to the satisfaction or (to the extent permitted by law) waiver by the Company of the following conditions: receipt by the Company of any consents, approvals or authorizations that the Company deems necessary or appropriate; adoption and approval of the Reorganization Agreement by the board of directors and the sole shareholder of each of Holdings and Merger Sub; approval of the Reorganization and adoption of the Reorganization Agreement by Company shareholders; and the listing of Holdings common stock on The Nasdaq Stock Market LLC (“Nasdaq”) being treated as a substitution listing event in connection with the Reorganization or, in the alternative, approval for listing by Nasdaq of Holdings common stock to be issued in the Reorganization. It is expected that, subject to the satisfaction of such conditions, the effective time of the Reorganization will occur promptly after receipt of approval by Company shareholders.

The description of the Agreement and Plan of Reorganization and the Agreement and Plan of Merger set forth above is not complete and is qualified in its entirety by reference to Agreement and Plan of Reorganization and the Agreement and Plan of Merger, respectively, filed herewith as Exhibits 2.1 and 2.2, respectively, which are incorporated by reference herein.

Forward-Looking Statements

This report, and other presentations made by the Company from time to time, may contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements regarding the following: plans, objectives, goals, strategies, future events, investments, shareholder approval, transactions and the likelihood of approval or success thereof, corporate organization including but not limited to reorganization into a holding company structure, financial results, revenues and earnings, performance, and other statements that are other than statements of historical facts.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements are discussed by reference to the factors described in Part I, Item 1A “Risk Factors,” and Part II, Item 7 and Item 7A “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recent Annual Report on Form 10-K and in subsequent reports filed with the U.S. Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this report. Except as required by law, the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

ExhibitNo.	Description

2.1	Agreement and Plan of Reorganization by and among Digimarc Corporation, Deschutes Parent, Inc. and Deschutes Merger Sub, Inc., dated as of March 12, 2026.
2.2	Agreement and Plan of Merger by and among Digimarc Corporation, Deschutes Parent, Inc. and Deschutes Merger Sub, Inc., dated as of March 12, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 12, 2026

By:	/s/ Charles Beck
Charles Beck
Chief Financial Officer, Treasurer and Secretary